SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting  Material  Pursuant  to  Section   240.14a-11(c)  or  Section
     240.14a-12


                            The Neptune Society, Inc.
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:


          ---------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

          ---------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------

     (3)  Filing Party:

          ---------------------------------------------------------------------

     (4)  Date Filed:

          ---------------------------------------------------------------------

                                 [COMPANY LOGO]




                                                                   June 30, 2003

Dear Shareholders:

     You are cordially invited to attend the annual meeting of shareholders of The Neptune Society, Inc. (the "Company") to be held on Monday, July 28, 2003 at 9:00 a.m. (local time) at the Hong Kong room of the Metropolitan Hotel located at 645 Howe Street, Vancouver, British Columbia, Canada (the "Annual Meeting")

     In addition to the items set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, we will report on current activities of the Company and will provide an opportunity to discuss matters of interest to you as a shareholder.

     We sincerely hope you will be able to attend our Annual Meeting. However, whether or not you plan to attend, please sign, date and promptly return the enclosed proxy to ensure that your shares are represented.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in The Neptune Society, Inc.




                                         Very truly yours,



                                         Marco Markin
                                         CEO and Chairman of the Board



         4312 Woodman Avenue, 3rd Floor, Sherman Oaks, California 91423
               Corporate Office tel 818-953-9995 fax 818-953-9844
                      toll free 888-NEPTUNE (888-637-8863)
        At-Need tel 818-845-2415 fax 818-845-0811 toll free 800-201-3315
                             www.neptunesociety.com

                                 [COMPANY LOGO]





                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

              To be held on July 28, 2003 at 9:00 a.m. (local time)


To the Shareholders of The Neptune Society, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders ("Annual Meeting") of The Neptune Society, Inc. ("Neptune Society" or the "Company") will be held on Monday, July 28, 2003 at 9:00 a.m. (local time) in the Hong Kong room at the Metropolitan Hotel, located at 645 Howe Street, Vancouver, British Columbia, Canada, for the following purposes:

     (1) To elect four directors for a term of one year, or until their successors have been duly elected and qualified

     (2) To ratify the appointment of Stonefield Josephson, Inc., as the auditor of the Company for the year ending December 31, 2003;

     (3) To receive the report of directors of the Company and to transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on June 27, 2003, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Therefore, we urge you to sign, date and promptly return the enclosed proxy in the enclosed envelope. Your proxy may be revoked at any time prior to the Annual Meeting. If you later desire to revoke your proxy, you may do so at any time before it is exercised. If you attend the Annual Meeting, you shall, of course, have the right to vote in person.


June 30, 2003                          BY ORDER OF THE BOARD OF DIRECTORS:



                                       Marco Markin
                                       CEO and Chairman of the Board



THE PROXY STATEMENT WHICH ACCOMPANIES THIS NOTICE OF ANNUAL MEETING OF SHAREHOLDERS CONTAINS MATERIAL INFORMATION CONCERNING THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING, AND SHOULD BE READ IN CONJUNCTION WITH THIS NOTICE.




         4312 Woodman Avenue, 3rd Floor, Sherman Oaks, California 91423
               Corporate Office tel 818-953-9995 fax 818-953-9844
                      toll free 888-NEPTUNE (888-637-8863)
        At-Need tel 818-845-2415 fax 818-845-0811 toll free 800-201-3315
                             www.neptunesociety.com

                              NEPTUNE SOCIETY, INC.

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  July 28, 2003


                               GENERAL INFORMATION

Your proxy, using the enclosed form, is solicited by the Board of Directors of The Neptune Society, Inc., a Florida corporation ("Neptune Society" or the "Company") for the Annual Meeting of Shareholders ("Annual Meeting") to be held at 9:00 a.m. (local time) on Friday, July 28, 2003, at the Metropolitan Hotel, 645 Howe Street, Vancouver, British Columbia, Canada in the Hong Kong conference room, Vancouver, British Columbia, and at any adjournment thereof. Management anticipates that the mailing to shareholders of this proxy statement and enclosed proxy will occur on or about July 7, 2003.

                               PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

                                  VOTING RIGHTS

The Company's common stock is the only type of security entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on June 27, 2003 ("Record Date") are entitled to receive notice of the Annual Meeting and to vote the shares they hold at the Annual Meeting or at any adjournment or postponement. As of the Record Date, there were 5,089,872 shares of common stock outstanding, each share being entitled to one vote on each matter to be voted upon. There is no cumulative voting.

Pursuant to Section 2.05 of the Company's Bylaws, the presence at the meeting, either in person or by proxy, of the holders of at least one-third (33.33%) of the shares of Common Stock outstanding on the Record Date will constitute a quorum, permitting the transaction of business at the Annual Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting. The affirmative vote by holders of a majority of the shares present and entitled to vote will be required to approve proposals:

     (1) To elect four directors for a term of one year, or until their successors have been duly elected and qualified;

     (2) To ratify the appointment of Stonefield Josephson, Inc., as the auditor of the Company for the year ending December 31, 2003; and

     (3) To receive the report of directors of the Company and to transact such other business as may properly come before the meeting.

Whether or not you are able to attend the meeting in person, you are urged to complete, sign, date, and return the accompanying proxy in the enclosed envelope. Your proxy is solicited by the Company's Board of Directors and when properly completed, will be voted at the Annual Meeting in accordance with your instructions. Proxies which are executed but do not specify a vote for, against, or in abstention, will be voted FOR proposals contained in this Proxy Statement. With respect to any other matters that may come properly before the Annual Meeting, the proxies will be voted as recommended by the Board of Directors or, if no recommendation is given, in the discretion of the proxy holders.

Your proxy may be revoked or changed at any time prior to the Annual Meeting. You may do this by advising the Secretary of the Company in writing of your desire to revoke your proxy, or by sending the Secretary another signed proxy with a later date before the beginning of the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person. Expenses in connection with the solicitation of proxies will be paid by Neptune Society. Proxies are being solicited primarily by mail, although employees of Neptune Society (including officers) who will receive no extra compensation for their services may solicit proxies by telephone, telegraph, facsimile transmission or in person. The Company has not retained a proxy solicitor in connection with the Annual Meeting.

A copy of the Company's Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2002 is being furnished to each shareholder together with this Proxy Statement.

                                 PROPOSAL NO. 1


ELECTION OF DIRECTORS

The Bylaws of the Company provide that the Company's Board of Directors ("Board") shall be increased or decreased from time to time by resolution of the Board or of the Shareholders and that all directors elected by the shareholders shall hold office until the next regular annual meeting of shareholders or until a director's successor is elected and qualified.

The Company presently has 4 directors serving on the Board.

Marco P. Markin, Matthew Hoogendoorn, Bryan G. Symington Smith and Brent Lokash, constitute the current directors of the Company now serving on the Board.

The following individuals have been nominated by the Board for reelection or new election as a director at the Annual Meeting, each to serve for a term of one year or until his successor has been duly elected and qualified: Marco P. Markin, Matthew Hoogendoorn, Bryan G. Symington Smith, and Brent Lokash.

The affirmative vote by holders of a majority of the shares present and entitled to vote at the Annual Meeting will be required to approve the election of each of the directors nominated in this proposal.

The accompanying proxy will be voted for these nominees, except where you indicate otherwise or authority to so vote is withheld. Should any of these individuals be unable to serve, the proxy will be voted for such person(s) as is designated by the Board.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1.

NOMINEES FOR OUR BOARD OF DIRECTORS

The business of the Company is managed under the direction of the Board. The Board has responsibility for establishing broad corporate policies and for the overall performance of the Company. It is not, however, involved as a body in operating details on a day-to-day basis.

Subsequent to December 31, 2003, Mr. Rodney Bagley has resigned as a Director and Officer of the Company, also resigned as a Director of the Company was Mr. Anthony George.

The following table sets forth certain information with respect to our director nominees, all of whom are our current directors, new elections, and some of whom are our current executive officers and key personnel. The ages of the individuals are shown as of June 8, 2003.

-------------------------------------------------------------------------------------------------------------------
                                                                                     Director/              Age
Name                                  Position                                       Officer Since
-------------------------------------------------------------------------------------------------------------------

Marco P. Markin                       CEO and Director of each of Neptune Society,   June 1999               38
                                      Neptune Society of America, Inc., (since
                                      October) and Neptune Management Corp.
                                      (since June 1999)
-------------------------------------------------------------------------------------------------------------------
Bryan G. Symington Smith              Director                                       March 2002              63
-------------------------------------------------------------------------------------------------------------------
Brent Lokash                          Director                                       May 2003                34
-------------------------------------------------------------------------------------------------------------------
Matthew Hoogendoorn                   Senior Vice President of Finance, CFO and      February 2003           50
                                      Director (since May)
-------------------------------------------------------------------------------------------------------------------


DIRECTOR NOMINEE BIOGRAPHIES

The biographies of our four director nominees are set forth below:

Marco P. Markin - Mr. Markin joined Neptune Society full time as our Chairman of the Board and Chief Executive Officer in September 1999. From November of 1995 to September of 1999, Mr. Markin was the Executive Vice President of TPP Management Inc., a private investment company, having a diverse portfolio consisting of residential/commercial real estate, merchant banking, and securities. Mr. Markin's expertise included corporate management, and corporate development, research and marketing. From January of 1990 to November of 1995, Mr. Markin was the founder and CEO of M.P. Development Corporation, a commercial real estate company, which secured and managed a portfolio of 400,000 square feet of real estate. From 1994 through 1995, Mr. Markin was also the Acting President of Norton Motorcycle, a successful English motorcycle concern with a worldwide market presence. Mr. Markin was responsible for restructuring Norton Motorcycle's business plan, marketing, and production. From 1991 through 1994 Mr. Markin was the President and co-owner of Stock Deck Ltd., one of the largest direct marketing companies in Canada, which was subsequently sold to the Financial Post, one of Canada's largest newspaper concerns. From 1985 - 1990, Mr. Markin was the founder and CEO of Markin Development Group, a growing development company focusing on construction of multi-family apartment buildings and commercial offices. Mr. Markin graduated from Bishop College in Montreal in 1983. He also attended the University of British Columbia's Science Program.

Matthew Hoogendoorn - Mr. Hoogendoorn was appointed as Senior Vice President of Finance on February 1, 2003 and a Director of the Company on May 30, 2003. Mr. Hoogendoorn is a Chartered Accountant in Canada and a Certified Public Accountant in the United States (Illinois). He has operated his own Chartered Accountancy practice continually from 1980 through the present. Mr. Hoogendoorn graduated from Simon Fraser University in British Columbia in 1976.

Bryan G. Symington Smith - Mr. Smith is currently serving as our director. He started his career in 1967 with Nesbitt Thomson, served as Vice President and Director of Draper Dobie Limited from 1973-1977, as Senior VP of Gardiner Watson Limited from 1977-1987. In 1990, Mr. Smith co-founded Burgundy Asset Management. Although Mr. Smith retired in 1998, he is currently serving as a director of several companies and non-profit organizations.

Brent Lokash -.Mr. Lokash was appointed to the Board of Directors of the Company on May 30, 2003. Since being called to the Bar of British Columbia in 1995, Mr. Lokash has been and remains a current practicing member of the Law Society of British Columbia. From 1996 to 1998 Mr. Lokash practiced municipal and administrative law with Jonathan Baker & Associates in Canada. Since 1998 to present, Mr. Lokash has been practicing administrative and commercial law, as a sole practitioner in Vancouver, British Columbia. .

None of our executive officers or key employees are related by blood, marriage or adoption to any director, any of our director nominees or any other executive officer.

BOARD COMMITTEES

Our Board has no nominating committee. Our board of directors has established or is establishing the following committees:

Audit Committee. The Company is in the process of appointing the Audit Committee. The Audit Committee will be responsible for reviewing our financial reporting procedures and internal controls, the scope of annual and any special audit examinations carried out by our auditors, the performance of our auditors, systems and controls established to comply with financial regulatory requirements and our annual financial statements before they are reviewed and approved by the Board. Such reviews will be carried out with the assistance of our auditors and our senior financial management.

Compensation  Committee.  The Compensation  Committee consists of three members:
Marco Markin (director), Bryan G. Symington Smith (director), and businesswoman Kathryn Witter. The Compensation Committee is responsible for the establishment and revision of our compensation policy, the review of the compensation (including stock options) of our senior management and its subsidiaries, and to make recommendations to the Board for adjustments to such compensation. The Committee is also responsible for the administration of our stock option plan and its benefit plans.

Our compensation committee submits compensation recommendations to our board of directors for its approval. Compensation for our chief executive officer was determined considering his efforts in assisting in the development of our business strategy, the salaries of executives in similar positions, the development of business, and our general financial condition. Our Board of Directors believes that the use of direct stock awards is at times appropriate for employees, and in the future intends to use direct stock awards to reward outstanding service or to attract and retain individuals with exceptional talent and credentials. The use of stock options and other awards is intended to strengthen the alignment of interests of executive officers and other key employees with those of our stockholders.

Our compensation committee submits compensation recommendations to our Board for Board approval. Compensation for our chief executive officer was determined considering his efforts in assisting in the development of our business strategy, the salaries of executives in similar positions, the development of business, and our general financial condition

BOARD AND COMMITTEE MEETINGS

During the fiscal year ended December 31, 2002, the Board met 2 times in person (including telephone participants) and approved actions by written consent another 11 times.

Our Board met in February of 2003 in order to set the meeting date, record date, and agenda for our Annual Meeting and to take certain other actions.

To our knowledge, there are no arrangements or understanding between any of our executive officers of Neptune Society and any other person pursuant to which the executive officer was selected to serve as an executive officer.

DIRECTOR  & COMMITTEE COMPENSATION

Non-executive directors of the Company received compensation for their service as directors and members of committees of the Board. This was in the form of shares of the Company's capital stock issued during the fiscal year ended December 31, 2002. Messrs. George and Symington-Smith received 10,000 and 30,000 shares respectively. Subsequent to the fiscal year ended December 32, 2002, the Company has issued Mr. Symington-Smith a further 25,000 shares for his acting as a member of the Board and for his continued participation as a member of the Compensation Committee. The Company has also issued Ms. Williams 15,000 shares for her participation in the Compensation Committee. It is anticipated that Mr. Lokash, being a non-executive Director, if duly elected at the 2003 Annual General Meeting will receive shares as compensation in the amount of 10,000 shares.

Other than stated above, our directors do not receive cash compensation for their services as directors or members of committees of the Board. Further, our directors and committee members are reimbursed for their reasonable expenses incurred in attending Board or committee meetings.

VOTING SECURITIES AND PRINCIPAL HOLDERS

We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

The following table sets forth the ownership interest as of May 15, 2003, direct and indirect, of: (i) all persons known to us to be the beneficial owner of more than 5% of our common stock, (ii) all of our directors as well as those former directors who acted during the fiscal year 2002; (iii) all of our named executive officers and those acting during the fiscal year 2002, and (iv) all of our directors and named executive officers as a group:

----------------------------------------------------------------------------------------------------------------
                                                                       Number of Common
Name of Director/Officer        Address                                Shares Owned           Percent of Class(1)
----------------------------------------------------------------------------------------------------------------
5% Beneficial Owners:
----------------------------------------------------------------------------------------------------------------
CapEx, L.P.                     518 17th Street, Suite 1700               1,283,870(2)              18.39%
                                Denver, CO 80202

D.H. Blair Investment Banking   44 Wall Street, 2nd Floor Corp.             855,940(3)              12.26%
                                New York, NY 10005

Consulting Commerce             Glockengasse 4, Postfach 1220             1,239,954(4)              17.76%
Distribution AG                 CH-4001 Basel, Switzerland

570421 BC Ltd.(5)               15550 - 26th Avenue, Unit #122              615,924(6)               8.82%
                                White Rock, BC V4P 1C6

The Apogee Companies Inc.       c/o The Apogee Companies                    174,302(7)               2.49%
                                4444 Lakeside Drive, Suite 340
                                Burbank, California 91505

Greenleaf Investors II, L.L.C.  c/o The Apogee Companies                    311,448(7)               4.46%
                                4444 Lakeside Drive, Suite 340,
                                Burbank, California 91505
----------------------------------------------------------------------------------------------------------------
Named Executive Officers and
Directors:
----------------------------------------------------------------------------------------------------------------
Marco P. Markin                 4312 Woodman Avenue                         736,741(8)              10.55%(8)
CEO, President & Director       Sherman Oaks, CA  91423

Rodney Bagley(9)                                                             58,523                  0.83%*
CFO, Treasurer & Director

David Schroeder(10)             4312 Woodman Avenue                           5,529                  0.079%*
Former COO, Secretary &         Sherman Oaks, CA  91423
Director

Bryan G. Symington Smith        4312 Woodman Avenue                          60,000                  0.85%*
Director                        Sherman Oaks, CA  91423

Douglas Irving                  4312 Woodman Avenue                         120,835(11)
COO                             Sherman Oaks, CA 91423

Anthony George(12)              4312 Woodman Avenue                          10,000                  0.20%*
Former Director                 Sherman Oaks, CA 91423

Matthew Hoogendoorn             4312 Woodman Avenue                          80,000(13)              1.15%
CFO                             Sherman Oaks, CA 91423

Gary Harris                     4312 Woodman Avenue                         90,577(14)               1.29%
National Sales Manager          Sherman Oaks, CA 91423

Matthew Markin                  4312 Woodman Avenue                         67,538(15)               0.97%*
VP Operations & Real Estate     Sherman Oaks, CA 91423

Barry Maynes                    4312 Woodman Avenue                         41,250(16)               0.59%*
Chief Information Officer       Sherman Oaks, CA
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                                                       Number of Common
Name of Director/Officer        Address                                Shares Owned           Percent of Class(1)
----------------------------------------------------------------------------------------------------------------
Brent Lokash                                                                  None                  None

----------------------------------------------------------------------------------------------------------------
Named Executive Officers and                                             1,196,941(18)              17.14%(18)
Directors as a group(17)
----------------------------------------------------------------------------------------------------------------
*Less than one percent (1%).
-------------------------------------------------------------------------------------------------------------------

(1) Based on common share equivalents that were outstanding as of June 27, 2003, which consists of 5,089,872 shares of common stock that were actually issued and outstanding as of that date together with the 1,891,667 shares of common stock that are issuable upon the conversion of three outstanding convertible debentures that are fully convertible as of that date.

(2) Consists of 203,757 shares of common stock held outright, an aggregate of 44,286 shares of common stock that are acquirable upon exercise of common stock purchase warrants and 1,000,000 shares of common stock that are acquirable upon the conversion of an outstanding convertible debenture that is immediately convertible and an additional 35,827 shares of common stock acquirable upon the conversion of an outstanding convertible debenture.

(3) Consists of 135,865 shares of common stock held outright, 20,000 shares of common stock that are acquirable upon exercise of immediately exercisable common stock purchase warrants and 666,667 shares of common stock that are acquirable upon the conversion of an outstanding convertible debenture that is immediately convertible and an additional 23,384 shares of common stock acquirable upon the conversion of an outstanding convertible debenture.

(4) Consists of 323,288 shares of common stock held outright and 833,333 shares of common stock that are acquirable upon the conversion of an outstanding convertible debenture and a further 83,333 shares of common stock acquirable immediately pursuant to conversion agreement fee.

(5) 570421 BC Ltd, is a company controlled by a family member of Marco Markin, President, CEO and Director of the Company.

(6) Consists of 307,692 shares of common stock held outright and 307,692 shares of common stock that are acquirable upon the exercise of immediately exercisable common stock purchase warrant.

(7) The Apogee Management Company, the manager of GreenLeaf Investors, has ultimate voting power and control over these shares. GreenLeaf Investors reported holdings Includes 303,948 shares of common stock and 75,00 shares acquirable upon the exercise of warrants. The Apogee Management Company's holdings consists of 174,302 shares of common stock held outright and is deemed to beneficially own the shares beneficially owned by Green Leaf Investors.

(8) Consists of 123,376 shares of common stock and 323,251 shares of common stock pursuant to an election to convert deferred compensation into shares of common stock and 290,114 shares of common stock that are acquirable upon exercise of options

(9) Mr. Bagley resigned as an Offficer and Director of all Neptune companies in April 2003.

(10) Mr. Schroeder resigned as an Officer and Director of all Neptune companies in October, 2002.

(11) Consists of 72,503 shares of common stock held outright and 50,000 shares of common stock that are acquirable upon exercise of options.

(12) Mr. George resigned as Director on May 30, 2003.

(13) Consists of 30,000 shares of common stock held outright and 50,000 shares of common stock that are acquirable upon exercise of options.

(14) Consists of 53,077 shares of common stock held outright and 37,500 shares of common stock that are acquirable upon exercise of options.

(15) Consists of 37,538 shares of common stock held outright and 30,000 shares of common stock that are acquirable upon exercise of options.

(16) Consists of 21,250 shares of common stock held outright and 20,000 shares of common stock that are acquirable upon exercise of options.

(17) Includes: Mr. Markin, Irving, Hoogendoorn, Symington-Smith, Harris, Maynes, Matthew Markin and Lokash.

(18) Consists of 660,995 issued or issuable shares of common stock plus 477,614 options that are acquirable upon exercise of options.

We have no knowledge of any arrangements, including any pledge by any person of securities of The Neptune Society, the operation of which may at a subsequent date result in a change in our control.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, file reports of ownership and changes of ownership with the SEC. Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of all such reports they file.

     To the Company's knowledge, based solely on our review of the copies of the
     Section 16(a) reports furnished to the Company, all Section 16(a) filing requirements applicable to our directors, executive officers and holders of more than 10% of any class of our registered securities were complied with, except that Douglas J. Irving, Bryan G. Symington Smith, Anthony George and Matthew Markin failed to file their initial reports on Form 3.

Additional Information with Respect to Compensation Committee Interlocks and Insider Participation in Compensation Decisions

Our Compensation Committee consists of two directors: Marco Markin, a director and our President and Chief Executive Officer, Mr. Brian G. Symington-Smith, a director and a non-director or officer, Ms. Kathryn Witter.

The Compensation Committee is responsible for the establishment and revision of our compensation policy, the review of the compensation (including stock options) of our senior management and its subsidiaries, and to make recommendations to the Board for adjustments to such compensation. The Committee is also responsible for the administration of our stock option plan and its benefit plans.

The Compensation Committee determined the compensation paid to Marco Markin, our Chief Executive Officer, based on several factors, including the compensation paid to chief executive officers of similarly situated companies, our revenue growth and expansion growth over the past twelve months, our financial position, our success in raising additional financing to meet our capital obligations and our financial performance. Mr. Markin did not participate in the determination of his compensation.

Mr. Schroeder was a principal of the company we acquired our Portland Business from, and we entered into an employment agreement with Mr. Schroeder in connection with the acquisition. The determination of Mr. Schroeder's compensation was negotiated at arms' length prior to his appointment to our board of directors and the Compensation Committee. We subsequently sold our Portland Business effective December 31, 2001.

OTHER COMPENSATION MATTERS

Our Board believes that the use of stock options and direct stock awards is at times appropriate for directors, officers and employees, and in the future intends to use direct stock awards to reward outstanding service or to attract and retain individuals with exceptional talent and credentials. The use of stock options and other awards is intended to strengthen the alignment of interests of executive officers and other key employees with those of our shareholders.

The amount of compensation paid by Neptune Society to each of its directors and officers and the terms of those persons' employment is determined solely by the Board by and through the Compensation Committee, except as otherwise noted below. We believe that the compensation currently paid to our directors and officers are fair to Neptune Society. See "Employment Arrangements" below.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management and Others

Except as otherwise disclosed herein, no director, senior officer, principal shareholder, or any associate or affiliate thereof, had any material interest, direct or indirect, in any transaction since the beginning of the last financial year of the Company that has materially affected the Company, or any proposed transaction that would materially affect the Company, except for an interest arising from the ownership of shares of the Company where the member will receive no extra or special benefit or advantage not shared on a pro rata basis by all holders of shares in the capital of the Company.

Transactions with Emanuel Weintraub

In December 2001, the Company executed an agreement with Mr. Emanuel Weintraub, the former President of The Neptune group of companies and the Weintraub Trust ("Weintraub") to restructure the remaining $2.7 million of acquisition debt, previously due January 2002, at 12% interest per annum. On December 27, 2001, the Company paid Weintraub $333,000 of note principle, and agreed to amortize $963,000 over 18 months and make a lump-sum payment of $1,429,000 in July 2003. Also as a part of the agreement, the Company paid $168,000 in loan fees related to previous loan restructurings, issued a 12% non-amortizing, note payable of $350,000 due July 31, 2001 for additional loan fees related to this restructuring and issued Weintraub 75,000 shares of the Company's common stock valued to $126,000. The Company has entered into negotiations to restructure the Weintraub payment due July 2003. The Company believes that it will successfully negotiate restructuring and extending the length of the payout with Weintraub for additional loan fees payable in both cash and shares.

Green Leaf Bridge Loan

In August 2001, Wilhelm Mortuary, Inc. obtained a bridge loan in the principal amount of $1,575,000 from Green Leaf Investors II, LLC a California limited liability company managed by Tom Camp, our former director who resigned on February 28, 2002.

Restructuring of Green Leaf Bridge Loan

In connection with our sale of the Portland Assets, we entered into a note extension and assumption agreement with Green Leaf, under which (i) we agreed to pay Green Leaf a fee of 75,000 shares of Neptune Society common stock; (ii) we granted Green Leaf piggy-back registration rights and preemptive rights related to the Green Leaf Consideration Shares; and (iii) we agreed to pay $75,000 of the principal due under the Green Leaf Note by Neptune Society issuing Green Leaf a convertible debenture in the principal amount of $75,000, due July 31, 2002, convertible into shares of common stock of Neptune Society at $0.333333 per share, subject to anti-dilution price protection, which in the event that The Neptune Society effects a reverse split of it common stock prior to July 31, 2002 the conversion price of the convertible debenture would not exceed $0.333333 per share (post split). Pursuant to the conversion of this debenture the Company issued 225,000 shares of its common stock on August 2, 2002.

Restructuring of CapEx Convertible Debenture

CapEx, L.P. received 101,250 shares as a debt restructuring fee, exercised its pre-emptive rights to acquire 64,448 shares at a price of $1.08 per share, and exercised its pre-emptive rights to purchase $35,826 in convertible debentures.

Restructuring of D.H. Blair Convertible Debenture

D.H. Blair Investment Banking Corp. received 67,500 shares as a debt restructuring fee, exercised its pre-emptive rights to acquire 42,992 shares at a price of $1.08 per share, and exercised its pre-emptive rights to purchase $23,884 in convertible debentures.

Conversion of CCD Consulting Commerce Debt to Convertible Debenture

In consideration of CCD Consulting Commerce Distribution AG converting its debt of $800,000 to 13.75% convertible debentures, the Company agreed to issue 83,333 shares as a loan conversion fee.

Issuance of Units to 570421 BC Ltd.

In connection with a private placement completed between the Company and 570421 BC, Ltd., a private company controlled by the spouse of an executive officer and director, the Company issued 307,962 units at a price of $0.65 per unit. Each unit consists of one share of common stock and one warrant to acquire an additional share of common stock. The warrants are exercisable at the price of $0.72 per share until February 19, 2004 and thereafter at a price of $0.79 until the warrants expire on February 19, 2005.

We believe that the foregoing transactions were entered into terms as favorable as would have been entered into with unrelated third parties.

See also "Employment Arrangements" below.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation paid to each of the individuals who served as our Chief Executive Officer and our other most highly compensated executive officers (the "named executives officers") for the fiscal years ended December 31, 2000, 2001 and 2002. The determination as to which executive officers were most highly compensated was made with reference to the amounts required to be disclosed under the "Salary" and "Bonus" columns in the table.

=========================================================================================================================
                                           SUMMARY COMPENSATION TABLE


                                        ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                  -------------------------------- ---------------------------------------
                                                                              AWARDS
                                                                   ------------------------------
          Name &            Year  Salary    Bonus       Other        Deferred       Securities     LTIP         All
        Principal                                      Annual      Compensation     Underlying    Payouts      Other
         Position                                   Compensation                  Options/SAR's            Compensation
                                    ($)      ($)         ($)            ($)            (#)                      ($)
------------------------------------------------------------------------------------------------------------------------
Marco Markin (1)            2002   174,616             105,750         125,384       130,682
President, CEO and
Director of Neptune         2001   145,233              98,287         154,767       130,682
Society
                            2000   120,000              83,000                        28,750
------------------------------------------------------------------------------------------------------------------------
David Schroeder (2)         2002   128,738
Consultant, Senior Vice
President of Operations
and Development             2001   134,616              21,355         138,263       149,432

                            2000   120,000                                            18,750
------------------------------------------------------------------------------------------------------------------------
Gary Harris (3)             2002    75,000             140,769         15,000          11,250
National Sales Manager
Neptune Management          2001    75,000             134,619                          7,500

                            2000    75,000              78,000                          3,125
------------------------------------------------------------------------------------------------------------------------
Rodney Bagley (4)           2002   175,270              24,000        124,730         130,682
Chief Financial Officer,
Secretary and Director      2001   161,737              23,355        138,263         149,432
of Neptune Society
                            2000    51,000                                             18,750
------------------------------------------------------------------------------------------------------------------------
Douglas J. Irving           2002    74,160                             26,125
Chief Operating Officer
of Neptune Society
=========================================================================================================================

     (1) Mr. Markin was appointed as an executive officer and a director of our subsidiary companies in April of 1999. He was appointed as our CEO and Chairman in October 1999. Other compensation represents lease payments on Mr. Markin's home and for personal use of an automobile. (See "Employment Arrangements," section)

     (2) Mr. Schroeder served as our Chief Operating Officer from June 1, 2000 to October 2002. In 2002, we paid Mr. Schroeder for lease payments for personal use of an automobile. Effective October 2002, he entered into a Consulting Agreement to provide services as our Senior Vice President of Operations and Development. (See "Employment Arrangements").

     (3) Messrs. Markin, Harris and Irving have agreed to accept payment of this deferred compensation in stock.

     (4) Mr. Bagley was appointed Chief Financial Officer of Neptune Society in November 2000. Mr. Bagley resigned as a director and our Chief Financial Officer in 2003.

     (5) The services of Mr. Irving are provided through DSI Holdings Ltd., his private company.


Director and Officer Stock Option/Stock Appreciation Rights ("SARs") Grants

Set forth below are the stock options we granted to our named executive officers in our most recently completed fiscal year December 31, 2002 as well as those options granted subsequent up to June 27, 2003. Such stock options expire three years after the grant date. We did not grant any Stock Appreciation Rights ("SARs") during the most recently completed fiscal year.

==========================================================================================================
OPTION/SAR GRANTS DURING LAST FISCAL YEAR END UP TO RECORD DATE - June 27, 2003
==========================================================================================================
Individual Grants
----------------------------------------------------------------------------------------------------------

                                                                        Market Value of
                                                                        Common Shares
                      Common Shares     % of Total                      Underlying
                      under             Options/SARs    Exercise or     Options on the
                      Options/SARs      Granted to      Base Price      Date of Grant       Expiration
                      Granted           Employees in    ($/Common       ($/Common Share)    Date
Name                  #                 Financial Year  Share)
=========================================================================================================
Marco Markin             130,682                          $4.40              $0.70         Dec 31, 2005
President, CEO and       130,682                          $4.40              $0.70         Mar 01, 200
Director of
Neptune Society
----------------------------------------------------------------------------------------------------------
Douglas Irving            50,000                          $0.70              $0.70         Mar 01, 2006
Chief Operating
Officer of Neptune
Society
----------------------------------------------------------------------------------------------------------
Gary Harris               30,000                          $0.70              $0.70         Mar 01, 2006
National Sales
Manager of Neptune
Management
----------------------------------------------------------------------------------------------------------
Matthew Markin            30,000                          $0.70              $0.70         Mar 01, 2006
Vice President of
Operations & Real
Estate
----------------------------------------------------------------------------------------------------------
Barry Mayne               30,000                          $0.70              $0.70         Mar 01, 2006
Chief Information
Officer
----------------------------------------------------------------------------------------------------------
Matthew Hoogendoorn       50,000                          $0.70              $0.70         Dec 31, 2005
Chief Financial
Officer of Neptune
Society
----------------------------------------------------------------------------------------------------------

Rodney Bagley            130,682                          $4.40              $0.70         Dec 31, 2005
Former Chief
Financial Officer
of Neptune Society
----------------------------------------------------------------------------------------------------------


Aggregated Option/SAR Exercises in Last Fiscal Year - and Fiscal Year-End Option/SAR Values

There were no stock options or SARs exercised during the last fiscal year-end or to date.


Long Term Incentive Plans

No long-term incentive awards have been made by the company todate.

Defined Benefit or Actuarial Plan Disclosure

We do not provide retirement benefits for the directors or officers.

Compensation of Directors

None of our Directors received compensation for their service as directors during the fiscal year ended December 31, 2002, except for our independent directors: Mr. Symington-Smith who received 30,000 shares for Directors fees in 2002 and Mr. George who received 10,000 shares for Directors fees in 2002.

Employment  Contracts  and  Termination  of  Employment  and   Change-In-Control
Arrangements

Employment Arrangements

On June 6, 2001, the Company entered into employment agreements ("Agreement(s)") with Mr. Marco Markin, our Chairman of the Board and our Chief Executive Officer, Mr. David Schroeder, our President and Chief Operating Officer, and Mr. Rodney M. Bagley, our Executive Vice President-Finance and our Chief Financial Officer (collectively "Officers"). The Agreements are substantially the same. The Agreements provide for each respective Officer's employment at their respective position or higher. The Agreements provide for employment through December 31, 2005.

Under the Agreements, each respective Officer receives an annual base salary of $200,000 ($30,000 deferred subject to the Compensation Committee), up to 113,750 options to purchase, at a discount, shares of the Company's common stock vesting over the employment period, and a minimum annual bonus payments equal to 50% of base salary subject to the Company achieving certain performance based criteria. Our Compensation Committee determines the relevant performance measures, the amount of the annual bonus payment and when deferred basic salary payment will be made.

During the employment period, the Officers receive employee benefits no less favorable than those provided to our other senior managers. The Agreements provide that if any Officer resigns with good reason or if we terminate their employment other than for cause or disability, then they will be entitled to receive an immediate lump sum cash payment and certain installment payments equal to the sum of:

     o accrued, but unpaid, base salary or other payment and vacation through the date of termination;

     o two or three times their base salary, depending upon period of service; and

     o the higher of $500,000 or three times the highest annual bonus paid for any fiscal year during the employment period.

They will also receive continued benefits for the longer of three years or the remainder of the employment period. If any Officers' employment is terminated due to disability, or in the event of death, the Officer(s) or his estate will receive continued payments of the base salary for the remainder of the scheduled term of the Agreement less any disability benefits. If any Officers' employment is terminated for any other reason, he will be entitled to receive his accrued, but unpaid, base salary and other payments and vacation through the date of termination. The Company agreed to issue each of the Officers a signing bonus of up to 17,000 options to purchase shares of the Company's common stock at a discount.

Under the Agreement, the respective Officer can not compete with us, or solicit our employees, during his employment term. In addition, if an Officer terminates employment without good reason during the employment period or is terminated by us for cause, the non-competition and non-solicitation continue for one year after the termination of employment.

Schroeder Subsequent Amendment

In October, 2002 the Company and Mr. Schroeder agreed to terminate the Employment Agreement and the services of Mr. Schroeder were retained under a
Consultant Agreement as described below. By Agreement dated October 1, 2002, David Schroeder, the Company and Western Management Services, LLC entered into a Consultant Agreement for the services of Mr. Schroeder for the period from October 1, 2002 to November 1, 2004. Mr. Schroeder is retained to assist the Company with the continuing development of suitable operating, administrative, industry compliance reporting systems and new market research. Consulting fees of $7,100 per month are payable under the Agreement. Mr. Schroeder and the Company also agreed to terminate the June 6, 2001 Employment Agreement, and the Company was released from all obligations to pay previously deferred compensation. Stock options previously granted under the terms of the Employment Agreement were cancelled.

Bagley Subsequent Amendment

On April 18, 2003, we entered into a separation agreement with Mr. Bagley, under which his employment agreement was canceled. Mr. Bagley resigned as our Chief Financial Officer and as a director. We agreed to pay Mr. Bagley severance pay in the amount of $600,000, payable in equal monthly installments over a five year period beginning on April 18, 2003. We also agreed to pay Mr. Bagley a final conditional payment of $100,000 if we have net free cash of at least $1,000,000 after all of our normal operating expenses the final year. We agreed to pay Mr. Bagley for certain insurance costs until Mr. Bagley becomes covered under another health insurance program or our obligations under the separation agreement are satisfied. The separation agreement contains provision for the acceleration of payments in the event of certain specified events, such as a change of control, sale of substantially all of our assets, sale of a location, or payment of dividends to stockholders. We will make provision for this settlement by a charge to operations of $195,000 in the fiscal quarter ended March 31, 2003. The balance of the settlement, being approximately $405,000, will be allocated to payment of deferred remuneration previously recorded for the 2001 and 2002 years.

Markin Subsequent Amendment

In February, 2003, our board of directors approved amendments to Mr. Markin's Agreement that extended his employment through December 31, 2007. In addition, the board of directors approved a deferred compensation plan under which Mr.
Markin could elect to convert deferred compensation into shares of common stock at a price equal to fair market value less 10%.

Other Employment and Consulting Agreements

On July 1, 2002, we entered into an agreement for Doug Irving to act as our Chief Operating Officer. Mr. Irving's annual base compensation is $144,000 per annum, and a bonus of no less than 25% of base compensation upon successful performance as defined by us. The Company was further obligated to grant stock options to purchase 50,000 shares of our common share at $2.00 per share. Such stock options shall vest June 30, 2003. The term of the agreement extends to June 30, 2005, unless terminated prior to that date. This Agreement was superceded by an agreement in March, 2003 the particulars of which follow:

On March 1, 2003, we entered into an agreement with Doug Irving to act as our Chief Operating Officer. Mr. Irving's annual base compensation is $146,000 per annum, subject to annual adjustment, and an annual bonus of no less than 25% of base compensation, payable in cash or shares of our common stock, as determined by the board of directors. Mr. Irving will have a car and expense allowance and standard employee benefits. We also agreed to issue 30,000 shares of our common share as a signing bonus and to grant Mr. Irving options to acquire 50,000 shares of common stock at $0.70 per share, subject to adjustment, vesting March 1, 2004. Mr. Irving agreed to defer $2,000 per month of his salary until August 31, 2003, at which time the deferred salary shall be paid in cash or shares of our common stock, as determined by the board of directors. The term of the agreement extends to January 31, 2006, unless terminated prior to that date. We may terminate the agreement upon written notice and the accrued salaries due under the agreement and, provided that there has not been a breach of the agreement, a lump sum payment of six months salary in full satisfaction of all claims Mr. Irving may have under the agreement. Mr. Irving may terminate the agreement upon four weeks written notice. This agreement supercedes the employment agreement dated July 1, 2002.

On March 1, 2003, we entered into an agreement with Barry Maynes to act as our Chief Information Officer. Mr. Maynes' annual base compensation is $98,000 per annum for the first twelve months, $103,000 during the second year and $108,000 during the third year. Mr. Maynes will have a car and expense allowance and standard employee benefits. We agreed to issue 15,000 shares of our common share as a signing bonus. We also agreed to grant options under our stock option plan to purchase 20,000 shares of common stock at $0.70 per share, subject to adjustment, vesting on March 1, 2004. Mr. Maynes will be entitled to a yearly bonus of no less than 15% of his annual salary, payable in cash or shares of our common stock, as determined by the board of directors, subject to certain performance criteria. The term of the agreement extends to February 28, 2006, unless terminated prior to that date. We may terminate the agreement upon written notice and the accrued salaries due under the agreement and, provided that there has not been a breach of the agreement, a lump sum payment of four months salary in full satisfaction of all claims Mr. Maynes may have under the agreement. Mr. Maynes may terminate the agreement upon four weeks written notice.

On February 1, 2003, we entered into an agreement with Gary Harris to act as our National Sales Manager. Mr. Harris' annual base compensation is $75,000 per annum plus an override of $10 on each pre-need contract sold. Mr. Harris will have a car and expense allowance and standard employee benefits. We agreed to issue 30,000 shares of our common share as a signing bonus. We also agreed to grant options under our stock option plan to purchase 30,000 shares of common stock at $0.70 per share, subject to adjustment, vesting on February 1, 2004. Mr. Harris will be entitled to a yearly bonus of no less than 10% of his annual salary, net of reimbursement and car expenses, upon satisfaction of certain performance criteria, payable in cash or shares of our common stock, as determined by the board of directors. Mr. Harris agreed to defer $2,000 per month of his salary under August 31, 2003, at which time the deferred salary shall be paid in cash or shares of our common stock, as determined by the board of directors. The term of the agreement extends to January 31, 2006, unless terminated prior to that date. We may terminate the agreement upon written notice and the accrued salaries due under the agreement and, provided that there has not been a breach of the agreement, a lump sum payment of six months salary in full satisfaction of all claims Mr. Harris may have under the agreement. Mr. Harris may terminate the agreement upon four weeks written notice.

On March 1, 2003, we entered into an agreement with Matthew Markin to act as our Vice President of Operations and Real Estate. Mr. Markin is the brother of Marco Markin, our Chief Executive Officer. Mr. Markin's annual base compensation is $116,000 per annum for the first twelve months, $124,000 during the second year and $132,000 during the third year. Mr. Markin will have a car and expense allowance and standard employee benefits. We agreed to issue 20,000 shares of our common share as a signing bonus. We also agreed to grant options under our stock option plan to purchase 30,000 shares of common stock at $0.70 per share, subject to adjustment, vesting on March 1, 2004. Mr. Markin will be entitled to a yearly bonus of no less than 25% of his annual salary, payable in cash or shares of our common stock, as determined by the board of directors. Mr. Markin agreed to defer $2,666 per month of his salary until August 31, 2003, at which time the deferred salary shall be paid in cash or shares of our common stock, as determined by the board of directors. The term of the agreement extends to February 28, 2006, unless terminated prior to that date. We may terminate the agreement upon written notice and the accrued salaries due under the agreement and, provided that there has not been a breach of the agreement, a lump sum payment of six months salary in full satisfaction of all claims Mr. Markin may have under the agreement. Mr. Markin may terminate the agreement upon four weeks written notice.

On February1, 2003, we entered into an agreement with Matthew Hoogendoorn to act as our Senior Vice President of Finance. Mr. Hoogendoorn's annual base compensation is $146,000 per annum. Mr. Hoogendoorn will have a car and expense allowance and standard employee benefits. We agreed to issue 30,000 shares of our common share as a signing bonus. We also agreed to grant options under our stock option plan to purchase 50,000 shares of common stock at $0.70 per share, subject to adjustment, vesting on February 1, 2004. Mr. Hoogendoorn will be entitled to a yearly bonus of no less than 25% of his annual salary payable in cash or shares of our common stock, as determined by the board of directors. The term of the agreement extends to January 31, 2006, unless terminated prior to that date. We may terminate the agreement upon written notice and, provided that there has not been a breach of the agreement, a lump sum payment of six months salary in full satisfaction of all claims Mr. Hoogendoorn may have under the agreement. Mr. Hoogendoorn may terminate the agreement upon four weeks written notice.

Report on Repricing of Options/SARs

We did not reprice any options or SARs outstanding during the most recently completed fiscal year December 31, 2002.

The 1999 Incentive Stock Option Plan

On October 8, 1999, shareholders of Neptune Society approved the 1999 Stock Option Plan, as approved by the Board of Directors on June 1, 1999 (the "1999 Plan"). The 1999 Plan provides for the grant of incentive and non-qualified options to purchase up to 225,000 shares of Neptune Society common stock to our employees and such other persons as the Plan Administrator (which currently is the Board of Directors) may select. The 1999 Plan is intended to help attract and retain key employees and such other persons as the Plan Administrator may select and to give such persons an equity incentive to achieve the objectives of our shareholders.

Effective April 12, 2002, our Board unanimously approved the 2002 Stock Plan of The Neptune Society (the "2002 Plan"). The 2002 Plan provides for the grant of incentive and non-qualified options to purchase up to 750,000 shares of Neptune Society common stock to our employees and such other persons as the Plan Administrator (which currently is the Board of Directors) may select. The 2002 Plan is intended to help attract and retain key employees and such other persons as the Plan Administrator may select and to give such persons an equity incentive to achieve the objectives of our shareholders. The 2002 Plan was ratified by our Board of Directors and shareholders on May 22, 2002.

----------------------------------------------------------------------------------------------
Grantee                              Number of Shares            Exercise     Expiration Date
                                 Acquirable Upon Exercise         Price
----------------------------------------------------------------------------------------------
July 7, 2000 Grants
Employees                                  1,250                  $55.72         3 Years

August 25, 2000 Grants
Director                                   18,750                 $53.00         3 Years

June 5, 2001 Grants
Directors, Employees & Trustees            56,875                 $10.00         3 Years

December 31, 2002 Grants
Directors                                  261,364                $4.40          3 Years

March 1, 2003 Grants
Directors, Employees                       190,000                $0.70          3 years
----------------------------------------------------------------------------------------------
Total                                      528,239                ----           ----
----------------------------------------------------------------------------------------------

The number of acquirable shares upon exercise excludes options that have been cancelled.

Vesting Schedules

Options granted to sales representatives vest over a period of three years and based on the number of contracts sold during the period from January 01 to December 31, each year as follows:

-------------------------------------------------------------------------
Contracts Sold During Year         Total # of Shares Eligible for Vesting
-------------------------------------------------------------------------
100-199                            62.5

200-299                            125

300-399                            250

400-499                            500

500-599                            750

600+                               1,000
-------------------------------------------------------------------------

In addition, we may grant sales representatives options to acquire common shares that are not subject to performance requirements.

Options granted under our 1999 and 2000 Plans to our directors, trustees and other employees generally vest pro rata over one to three years beginning on the date of grant.

PERFORMANCE GRAPH

Set forth below is a graph comparing the cumulative total return to stockholders on the Company's common stock with the cumulative total return of the Nasdaq Composite Index for the period beginning on March 31, 2000 (the date the Company began to be actively traded on the Pink Sheets), and the years ended on December 31, 2000, 2001 and 2002.


                               [Performance Graph]

                                   March 31,       December 31,      December 31,     December 31,
                                     2000             2000               2001             2002
The Neptune Society, Inc.          $100.00            $84.11            $1.60             $0.35
Nasdaq Composite Index             $100.00            $87.24           $76.01            $58.67


The total return on the common stock and the Nasdaq Composite Index assumes the value of the investment was $100 on March 31, 2000, and that all dividends were reinvested, although dividends have not been declared on the Company's common stock. Return information is historical and not necessarily indicative of future performance.

INDEPENDENT PUBLIC ACCOUNTANTS

As previously reported on Form 8-K filed on February 12, 2002, as amended March 5, 2002, on January 25, 2002, KPMG LLP (the "Former Accountant"), was dismissed as independent certified public accountant and independent auditor for Neptune Society.

The consolidated reports of the Former Accountant on Neptune Society and its subsidiaries' financial statements for either of the past two years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles except that the Former Accountant's report on the December 31, 2000 financial statement contained a separate paragraph stating that: "The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had suffered recurring losses from operations and has a net working capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

In a letter dated December 18, 2001, the Former Accountant informed Neptune Society that they noted certain matters involving Neptune Society's internal controls and its operations that they considered to be reportable conditions under standards established by the American Institute of Certified Public Accountants ("AICPA"). The reportable conditions are related to:

     (a) the design and operation of internal controls over the systems and processes for recording deferred revenue and related deferred costs; and

     (b) information technology to track, account, and monitor accounts receivable detail by customer for pre-need, at-need, and travel receivables, which the Former Accountant advised Neptune Society that if not addressed in the near term, will likely become a material weakness to Neptune Society.

Management has discussed the above matters with Neptune Society's Board and Neptune Society has authorized the Former Accountant to fully respond to the inquiries of Stonefield Josephson, Inc., regarding these matters. Neither Neptune Society's Board of Directors nor any committee of the Board of Directors has discussed the subject matter of the reportable conditions with the Former Accountant. However, the letter containing the reportable conditions was addressed to the Board of Neptune Society. These conditions did not result in any disagreement or difference in opinion between Neptune Society and the Former Accountant.

During Neptune Society's two most recent fiscal years and the subsequent interim period through January 25, 2002, there were no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accountant would have caused it to make reference to the subject matter of the disagreement in connection with its report.

On January 25, 2002 Neptune Society engaged Stonefield Josephson, Inc., as its independent auditor and independent certified public accountant. The decision to change accountants from the Former Accountant to Stonefield Josephson, Inc., was approved by the Board. During Neptune Society's two most recent fiscal years, and any subsequent interim period prior to engaging Stonefield Josephson, Inc., Neptune Society has not consulted Stonefield Josephson, Inc., regarding: (i) either (a) the application of accounting principles to a specified transaction, either completed or proposed; or (b) the type of audit opinion that might be rendered on Neptune Society's financial statements, and neither a written report was provided to Neptune Society or oral advice was provided that Stonefield Josephson, Inc., concluded was an important factor considered by Neptune Society in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a) (1) (iv) of Regulation S-K) or a reportable event (as described in paragraph 304 (a)(1)(v) of Regulation S-K).

Neptune Society filed a current report on Form 8-K, as amended on March 5, 2002, provided the Former Accountant with a copy of the disclosure and requested in writing that the Former Accountant furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements made by Neptune Society. A copy of the letter of the Former Accountant to the Securities and Exchange Commission, dated February 1, 2002 was filed as Exhibit 16.1 to the Form 8-K.

Principal Accounting Firm Fees

The following table sets forth the aggregate fees billed to the Company by Stonefield Josephson, Inc., for the audit of the Company's annual financial statements and the reviews of the Company's Forms 10-Q made during the year ended December 31, 2002 together with other financial information systems design and implementation fees:

         Audit Fees:                             $ 69,000
         Total:                                  $ 69,000

AUDIT COMMITTEE

The Company does not presently have an audit committee.

                                   PROPOSAL 2

     THE RATIFICATION OF THE SELECTION OF STONEFIELD JOSEPHSON, INC., AS THE
               COMPANY'S INDEPENDENT AUDITOR FOR THE ENSUING YEAR.

The Board requests that the shareholders ratify its selection of Stonefield Josephson, Inc. ("Stonefield Josephson") as the independent auditor for the Company for the fiscal year ending December 31, 2002. If the shareholders do not ratify the selection of Stonefield Josephson, another firm of certified public accountants will be selected as independent auditors by the Board.

The Company has invited representatives of Stonefield Josephson to attend the Annual Meeting, to make a statement if they desire to do so and to respond to appropriate questions. However, representatives of Stonefield Josephson are not expected to be at the Annual Meeting. Written questions may be directed to the Irvine office of Stonefield Josephson which is located at 18500 Von Karman Ave. Irvine, CA, 95612-0540, telephone number 949-653-9400.

The affirmative vote by holders of a majority of the shares present and entitled to vote at the Annual Meeting will be required to approve this proposal.

Unless otherwise instructed, the shares represented by the enclosed form of Proxy will be voted for the appointment of Stonefield Josephson.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ratification of the selection OF STONEFIELD JOSEPHSON, INC., as independent auditors for the company for THE ENSUING YEAR.

                 FINANCIAL INFORMATION INCORPORATED BY REFERENCE

The Company hereby incorporates by reference the financial statement and supplemental financial data contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 at Item 8. "Financial Statements and Supplementary Data."

A copy of the Company's Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2002 is being furnished to each shareholder together with this Proxy Statement.

            SHAREHOLDER PROPOSALS FOR ANNUAL MEETING PROXY STATEMENT

From time to time, shareholders present proposals, which may be the proper subject for inclusion in the Company's Management Proxy Circular and for consideration at its annual meetings of shareholders. To be considered, proposals must be submitted on a timely basis. Proposals for the next regular annual meeting of Shareholders of the Company must be received by the Company at the Company's principal executive officers, 3500 W. Olive, Suite #1430, Burbank, CA 91505 no later than February 28, 2003, for inclusion, if proper, in next year's proxy solicitation materials.

June 27, 2003                          BY ORDER OF THE BOARD OF DIRECTORS:

                                       /s/ Marco Markin

                                       Marco Markin
                                       CEO and Chairman of the Board

                                   PROXY CARD

                  For the Annual Meeting of the Shareholders of
                            The Neptune Society, Inc.

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                               BOARD OF DIRECTORS.

The undersigned hereby appoints Marco P. Markin and Matthew Hoogendoorn (each a "Proxy" and collectively the "Proxies"), and each of them, with full power of substitution, as proxies to vote the shares, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Monday, July 28, 2003 and at any adjournment thereof.

                                                  FOR      AGAINST       ABSTAIN
   1. Election of directors:

         Marco P. Markin                         [   ]      [   ]         [   ]

         Matthew Hoogendoorn                     [   ]      [   ]         [   ]

         Bryan G. Symington Smith                [   ]      [   ]         [   ]

         Brent Lokash                            [   ]      [   ]         [   ]

                                                  FOR      AGAINST       ABSTAIN

   2. To ratify the selection of Stonefield
      Josephson, Inc., as independent auditors   [   ]      [   ]         [   ]
      for the Company for the fiscal year
      ending December 31, 2002.

                                                  FOR      AGAINST       ABSTAIN

   3. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                 [   ]      [   ]         [   ]

I PLAN TO ATTEND THE MEETING.

This proxy, when properly signed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS NOTED ABOVE.

IMPORTANT -- PLEASE SIGN AND RETURN THIS PROXY PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

     Number of Shares Held: _________

Signature(s)                                           Dated
             -------------------------------------            -----------------

Signature(s)                                           Dated
             -------------------------------------            -----------------

Printed name(s)
                 --------------------------------------------------
Note: Please sign exactly as the name(s) appears on the stock certificate(s). Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.